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                                                                   Exhibit 10.12

Execution Copy
Print Date: April 6, 2000

                                COMMERCIAL LEASE

                           SAUNSTAR OPERATING CO., LLC
                        acting by and through its agent,
                        Saunders Real Estate Corporation
                                   (Landlord)

                                       and

                               S & W OF BOSTON LLC
                                    (Tenant)


  For Premises Located Within The Armory/Castle, 101 Arlington Street, Boston,
                                  Massachusetts

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                                TABLE OF CONTENTS
                                -----------------

1.    Parties ...............................................................  7

2.    Premises ..............................................................  7

3.    Term ..................................................................  8

      3.1      Initial Term

      3.2      Automatic Extension

4.    Rent ..................................................................  8

      4.1      Base Rent

      4.2      Percentage Rent

      4.2.1    Quarterly Percentage Rent Payments

      4.2.2    Annual Adjustments in Percentage Rent

      4.3      Accounting and Record Keeping

      4.4      Definition of Gross Sales

      4.5      Definition of Fully Opened For Business

      4.6      Additional Rent

5.    Intentionally Deleted ................................................. 15

6.    Taxes ................................................................. 15

7.    Utilities ............................................................. 16

8.    Use Of Leased Premises ................................................ 17

      8.1      Permitted Use

      8.2      Tenant Operating Covenant

9.    Compliance With Laws .................................................. 18

10.   Fire Insurance ........................................................ 19

11.   Maintenance ........................................................... 19

      11.1     Tenant's Obligations

      11.2     Landlord's Obligations


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12.   Alterations-Additions ................................................. 21

      12.1     General

      12.2     Supervision

      12.3     Indemnification

      12.4     Insurance

      12.5     Massachusetts Historical Commission & Landmark's Commission

13.   Assignment-Subleasing ................................................. 23

14.   Subordination/Estoppel ................................................ 25

15.   Landlord's Access ..................................................... 25

16.   Indemnification And Liability ......................................... 26

17.   Tenant's Insurance .................................................... 26

18.   Fire Casualty-Eminent Domain .......................................... 27

19.   Default And Bankruptcy ................................................ 28

20.   Notice ................................................................ 30

21.   Surrender ............................................................. 31

22.   Brokerage ............................................................. 31

23.   Condition Of Premises ................................................. 32

24.   Force Majeure ......................................................... 32

25.   Late Charge ........................................................... 32

26.   Liability Of Owner .................................................... 32

27.   Invalidity Of Particular Provisions ................................... 33

28.   When Lease Becomes Binding ............................................ 33

29.   Cumulative Rights ..................................................... 33

30.   Holding Over .......................................................... 33

31.   Non-Subrogation ....................................................... 34

32.   Late Delivery ......................................................... 34

33.   Recording ............................................................. 35

34.   Rights Reserved By Landlord ........................................... 35

35.   (Intentionally Deleted) ............................................... 35

36.   Lease Contingencies ................................................... 36


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37.   Landlord's Lien ....................................................... 37

38.   Tenant's Financial Condition .......................................... 38

39.   Tenant's Work ......................................................... 38

      39.1     General

      39.2     (Deleted)

      39.3     Landlord's Contribution

      39.4     Plans and Specifications

40.   Guaranty .............................................................. 40

41.   Governing Law ......................................................... 40

42.   Due Execution And Authority ........................................... 41

43.   Commencement Date Certificate ......................................... 41

44.   Rights Upon Lease Execution ........................................... 41

45.   Counsel Fees .......................................................... 41

46.   Landlord-Tenant Relation .............................................. 42

47.   Quiet Enjoyment ....................................................... 42

48.   (Intentionally Deleted) ............................................... 42

49.   Terminology And Miscellaneous ......................................... 42


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                                    PREAMBLE

The Landlord enthusiastically welcomes the Tenant as a premier restauranteur of national prominence. The Corps of Cadets Armory and Castle, which is the site of the leased Premises, is an extraordinary location with unique architecture and a center of energetic commerce. Through the provisions of this Lease the Tenant and this extraordinary property will certainly evolve into one of the most outstanding destinations within the City of Boston.


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DEFINITIONS

The below capitalized words and phrases as used throughout his Lease shall be defined as follows:

Fully Opened For Business:      Fully Opened For Business shall have the meaning
                                expressed in section 4.5 of this Lease.

Tenant's Quality Standards:     Tenant's Quality Standards shall mean: (1)
                                Tenant's quality and selection of prepared meals and menu items, interior restaurant decorum and restaurant operation, shall be no less than the quality as presently exist at the Smith &
                                Wollensky restaurant located at 49th Street and 3rd Avenue, New York City, New York, and (2) all restaurant tables shall be covered with a tablecloth.

Lease Commencement Date:        See section 3.1 of this Lease.

Rent Commencement Date:         Rent Commencement Date shall mean the date that
                                is the earliest of the following: December 1, 2001; or the date Tenant opens its business to the public at the Premises.

Rent: Rent shall mean and include any and all payments to be made by Tenant to Landlord under this Lease for the Premises, including without limitation, Base Rent, Percentage Rent and Additional Rent.

Base Rent:                      Base Rent shall have the meaning expressed in
                                section 4.1 of this Lease.

Additional Rent:                Additional Rent shall have the meaning expressed
                                in section 4.6 of this Lease.

Percentage Rent:                Percentage Rent shall have the meaning expressed
                                in section 4.2 of this Lease.

Exhibit A:                      Plan of the Premises
Exhibit B:                      Lease Guarantee


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1.    PARTIES

      SaunStar Operating Co., LLC, a Delaware limited liability company, acting by and through its agent, Saunders Real Estate Corporation, having an address of 20 Park Plaza, 7th Floor, Boston, MA 02116-4399 (the "Landlord"), which expression shall include its successors, and assigns where the context so requires, does hereby grant and demise a lease of the below defined Premises to the S & W OF BOSTON LLC, a Delaware limited liability company having an address of 1114 First Avenue, 6th Floor, New York, N.Y. 10021 ("Tenant").

2.    PREMISES

      The Premises demised by this lease is bounded and described on the plan annexed hereto as Exhibit A (hereinafter, the "Premises"), being the basement level through to the top floor in the structure commonly known as the Armory Headhouse, together with the flat roof section that is directly above the 4th floor of the Armory Headhouse, where the Premises are part of a building known as the Corps of Cadets Armory and Castle ("Building"), which Building has an address of 101 Arlington Street, Boston, Massachusetts 02116. Tenant acknowledges that the sole purpose of the Exhibit A is to identify the location of the Premises within the Building.

      LANDLORD MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL USABLE OR RENTABLE SQUARE FOOTAGE OF THE PREMISES, INCLUDING AS MAY BE SHOWN ON EXHIBIT A.

      Excepted and excluded from the Premises are all Common Areas and Common Facilities (being defined as common lobbies, hallways, stairways, utility lines, pipes, wires and associated equipment and sanitary facilities in the Building that serve the Building or other tenants in the Building) whether or not physically located within the Premises, and all perimeter demising walls, ceilings and floors of the Premises, except the inner surfaces thereof but the entry doors to the Premises, the roof over the Premises and window frames and glass are not excluded from the Premises and are a part thereof for all purposes. Tenant agrees that throughout the Term the Landlord shall have the right to enter the Premises in order to install, replace, maintain, repair, alter, improve or expand, (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) such Common Areas and Common Facilities provided any such installations of Common Facilities within the Premises are placed above Tenant's drop ceiling, through chase columns, or below the floor. Except in an emergency, Landlord shall only enter the Premises for such purposes during the non-business hours of Tenant.


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3.    TERM

3.1   Initial Term

      This Lease shall be a binding obligation of the parties hereto upon full execution and delivery of this instrument. The Landlord shall deliver the Premises vacant to the Tenant, in its as-is condition, on the date that is 15 calendar days after the date that all contingencies expressed in
      Article 36 have expired without Tenant having provided a valid Termination Notice (as defined in Article 36), which date of delivery of the Premises is sometimes referred to as the "Lease Commencement Date", and the Term of this Lease shall thereafter end at 11:59 p.m. on September 30, 2016 ("Initial Term"), subject to extension pursuant to paragraph 3.2. As used in this Lease, "Term" shall mean and include both the Initial Term stated in this paragraph and any extensions thereto as provided in paragraph 3.2.

3.2   Automatic Extension

      The Initial Term of this Lease, as specified in paragraph 3.1 above, shall automatically extend without necessity of a writing for one additional time period of (5) years ("Extended Term") commencing October 1, 2016 and ending at 5:00 p.m. on September 30, 2021, unless, either the Landlord or Tenant provides a written notice of cancellation to the other party, which written notice to be effective must be received at any time between January 1, 2015 and December 31, 2015. Upon timely receipt of a written notice of cancellation received within the foregoing time frame, the Term hereof shall end on the date specified in paragraph 3.1 above. There shall be no further extension in the Term of this Lease. Notwithstanding the foregoing, the Landlord may not issue a written notice of cancellation if both of the following conditions exist: (1) the Tenant is not in default at any time during calendar year 2015 and (2) the average for annual Gross Sales based on calendar years 2012, 2013 and 2014 is equal to or greater than Fifteen Million Dollars ($15,000,000.00).

4.    RENT

      Tenant shall pay all Rent to Landlord at the address of Landlord stated in
      Article 1 above (or such other address as Landlord may hereinafter designate in writing), which Rent shall be due and payable on a monthly basis, in advance, due on the first day of each calendar month throughout the Term (unless a different payment schedule is expressly stated below), and without offset or deduction for any reason whatsoever.

4.1   Base Rent

      Commencing on the Rent Commencement Date and continuing thereafter throughout the entire Term of the Lease, and in addition to all other Rent payable under this Lease,


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      Tenant shall pay to the Landlord the following annual amounts as "Base
      Rent", payable in equal monthly installments in arrears, due and payable on the tenth (10) day of each calendar month throughout the Term:

      From the Rent Commencement Date through November 30, 2003, annual Base Rent shall equal $300,000.00;

      From December 1, 2003 through November 30, 2004, annual Base Rent shall equal $500,000.00;

      From December 1, 2004 through to the end of the Initial Term, annual Base Rent shall equal $600,000.00.

      From and during the Extended Term as defined in Section 3.2, through to the end thereof, annual Base Rent shall equal $750,000.00.

4.2   Percentage Rent

      In addition to all other Rent payable under this Lease, and commencing on the Rent Commencement Date and continuing thereafter throughout the entire Term of the Lease, Tenant shall pay to the Landlord the amount, if any, that is determined from the below calculations, and which amount shall be known as "Percentage Rent".

4.2.1 Quarterly Percentage Rent Payments

      On the first (1st) day of each January, April, July and October throughout the Term, (the interval between each of the foregoing dates hereinafter referred to as the "Quarterly Percentage Rent Period") the Tenant shall calculate the amount owing, if any, as quarterly Percentage Rent ("Quarterly Percentage Rent") based on the following calculation:

      (1) Tenant shall calculate the dollar amount that equals Five Percent (5%) of the total Gross Sales (defined below) for the then current Quarterly Percentage Rent Period. The product of the foregoing calculation shall be the "Gross Percentage Rent".

      (2) The Gross Percentage Rent amount shall be compared to the total Base Rent paid by the Tenant for the same Quarterly Percentage Rent Period, and the dollar amount (if any) that the Gross Percentage Rent exceeds the comparable total Base Rent shall be the amount Tenant shall pay Landlord as Quarterly Percentage Rent for the quarter. All payments of Quarterly Percentage Rent shall be due on the fifteenth (15th) day of each January, April, July and October throughout the Term. By way of example only, for the Quarterly Percentage Rent Period January 1 through March 31, if total Gross Sales were $1,600,000.00, then Gross Percentage Rent would be $80,000.00. If total Base Rent paid during the same Quarterly Percentage Rent Period is $75,000.00, then the Tenant would pay $5,000.00 ($80,000.00
      - $75,000.00) as Quarterly Percentage Rent.


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4.2.2 Annual Adjustment in Percentage Rent

      Tenant's payments of Quarterly Percentage Rent are made based on 5% of Gross Sales, which percentage is an estimate only that shall be adjusted once per calendar year in accordance with the following Annual Percentage Rent Schedule (annual shall mean calendar year). Payments to be made pursuant to the annual adjustment shall be known as the "Annual Percentage Rent".

                         Annual Percentage Rent Schedule

      If annual Gross Sales are $7,500,000.00 or less, then Annual Percentage Rent shall be the greater of: (a) annual Base Rent or (b) Five Percent (5%) of annual Gross Sales;

      If annual Gross Sales are between $7,500,000.01 and $11,000,000.00, then Annual Percentage Rent shall be the greater of (a) annual Base Rent or (b) Six Percent (6%) of annual Gross Sales;

      If annual Gross Sales are $11,000,000.01 or more, then Annual Percentage Rent shall be Seven Percent (7%) of annual Gross Sales;

      Concurrent with Tenant delivering its Annual Statement of Gross Sales (see
      Section 4.3), Tenant shall calculate (based on the Annual Percentage Rent Schedule) the Annual Percentage Rent amount, and shall compare said Annual Percentage Rent amount to the sum total of all Quarterly Percentage Rent payments actually made to Landlord during the same calendar year. If the sum all of Quarterly Percentage Rent payments is greater than the Annual Percentage Rent amount, then Tenant shall apply the excess as a credit toward the next Quarterly Percentage Rent payment(s) until fully amortized. If the sum all of Quarterly Percentage Rent payments is less than the Annual Percentage Rent amount, then Tenant shall pay the deficiency in full with its next payment of Base Rent.

4.3   Accounting and Record Keeping

(a) Prior to 5:00 p.m. on each Thursday of every calendar week throughout the Term, Tenant shall deliver in hand to Landlord a true and correct statement signed by Tenant, setting forth Tenant's Gross Sales derived from the business conducted at, upon, or from the Premises by Tenant during the preceding calendar week (and for all prior weeks for which no such statement has been delivered). These statements will be in a form reasonably acceptable to the Landlord.

(b) Tenant agrees to submit to Landlord on or before the tenth (10th) day following the end of each month during the Term hereof a written statement, in a form reasonably acceptable to Landlord, signed and sworn to by an authorized officer of Tenant to be true and correct, showing the amount of Gross Sales derived from the business conducted at, upon, or from the Premises by Tenant during the preceding calendar


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      month, and an itemization of all permissible deductions therefrom
      (hereinafter, the "Monthly Statement of Gross Sales"). Tenant shall deliver to Landlord within (120) days after December 31 of each and every year of the Term, annual statements of Gross Sales having no less than the same information as provided in the Monthly Statement of Gross Sales (hereinafter, the "Annual Statement of Gross Sales"). The Annual Statement of Gross Sales shall be sworn to by Tenant's chief financial officer. Tenant shall also deliver to Landlord such certified annual financial statement of Tenant as Tenant may have prepared and certified by an independent certified public accountant, which delivery shall be made within (30) days of the Tenant receiving said certified financial statement. The acceptance by Landlord of payments of Percentage Rent or reports thereof shall be without prejudice and shall in no event constitute a waiver of Landlord's right to claim a deficiency in the payment of such Percentage Rent or to audit Tenant's books and records, as hereinafter set forth.

(c) Landlord, its auditor or other designated representative shall have the right, no more than once a year, to audit all pertinent books and records of Tenant for the purpose of verifying monthly and annual statements submitted by Tenant to Landlord and the actual amount of Gross Sales (as herein defined). All expenses of such audit shall be borne by Landlord unless such audit shall disclose a reporting error with respect to any annual statement of four percent (4%) or more on the part of Tenant, unless Tenant can establish to Landlord's satisfaction that the discrepancy resulted from an unintentional clerical, mechanical or computer error. In the event any two audits (conducted at any time throughout the Term) both disclose a reporting error with respect to any annual statement of six percent (6%) or more on the part of Tenant, unless Tenant can reasonably establish that each discrepancy resulted from an unintentional clerical, mechanical or computer error, then upon the second occurrence Landlord shall have the right, exercised within forty-five (45) days of receipt by Landlord of the results of such audit, in addition to the rights set forth above and any other rights and remedies it may have under Article 19 of this Lease, to terminate this Lease upon thirty (30) days prior written notice to Tenant. In the event Tenant shall be delinquent in furnishing to Landlord any monthly or annual sales statement or statements required hereunder, for a period of ten (10) days or more after Landlord gives written notice of such delinquency to Tenant, then Landlord shall have the right, to forthwith conduct an audit as provided above and any and all reasonable charges occasioned by reason thereof shall be the sole obligation of Tenant and payable on demand as Additional Rent.

(d) Tenant agrees to prepare, keep and maintain for a period of not less than three (3) years, following the end of each calendar year, complete and accurate books of account and records of, but not limited to, all purchases and receipts of merchandise, inventories, and all sales and other transactions by Tenant from which Tenant's Gross Sales at, upon, or from the Premises can be determined, including permitted deductions therefrom; and whereby such books of account and records shall at all times meet the standard required for a permanent and auditable record sufficient for an independent accountant, in accordance with generally accepted auditing practices, to conduct an audit of Gross


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      Sales and permitted deductions and to certify as to the audit's results.
      Tenant shall further create and keep for at least three (3) years following the end of each calendar year, all pertinent original sales books and records, all records evidencing the payment of all meal taxes, and all other originals of such records that Tenant creates in its normal course of business that documents Gross Sales and permitted deductions therefrom.

(e) Landlord agrees that it will not unreasonably refuse to allow Tenant to transmit its Gross Sales reports electronically, and to maintain its books and records in computerized form, provided that (i) sales reports are transmitted by disc or modem transmission to Landlord's data center, in either case in a manner compatible with Landlord's computer system and approved in writing by Landlord, (ii) print copies of such Gross Sales reports are furnished to Landlord within thirty (30) days after the request (which request may be made at any time within one year after the electronic sales reports are furnished by Tenant to Landlord); (iii) Tenant's computerized books and records provide the same level of information as the print books and records described above, are retained for the full three year record retention period provided for herein, and are made accessible for Landlord's inspection on request and (iv) original print copies of any of such books and records are made available to Landlord's representatives who are engaged in inspecting Tenant's books and records, as provided herein, promptly upon request.

(f) Landlord covenants and agrees with Tenant that the Landlord will keep and treat as strictly confidential all information and data obtained from the Tenant's reports of Gross Sales. Landlord shall not disclose such information nor disseminate copies or excerpts of all or any portion of Tenant's reports of Gross Sales except (i) to lending institutions from which the Landlord has, or in good faith intends to seek, financing, (ii) to a prospective transferee of Landlord's interest in the Building, (iii) in connection with litigation between Landlord and Tenant arising hereunder, (iv) in compliance with Subpoenas or Judicial Orders duly issued to Landlord, or (v) in any registration statement filed with the Securities and Exchange Commission or other similar body. Unless prohibited by law, any disclosure in accordance with the foregoing shall require that the party receiving the information not further disclose said information.

4.4   Definition of Gross Sales

(a) The phrase Gross Sales as used in this Lease shall mean the dollar aggregate of:

      (1) the entire amount of the price received by Tenant for all foods, beverages, goods, services, wares, licensing or vending rights and merchandise that is sold, leased, licensed or delivered, and all charges for all services sold or performed, that are conducted at, upon, or from the Premises, whether made for cash, by check, or credit, charge account or otherwise, without reserve or deduction for inability or failure to collect the same, including but not limited to transactions: (i) where the orders therefor originate at or are accepted by Tenant in the Premises but delivery or performance thereof is made from or


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      at the Premises shall be deemed as made and completed therein, even though the payment of account may be transferred to another office for collection, and all orders which result from solicitation off the Premises, but which are conducted by personnel operating from or reporting to or under the control or supervision of any employee of Tenant shall be deemed part of Tenant's Gross Sales; (ii) pursuant to mail, telephone, telegraph, telefax, Internet, or other similar orders received, advertised or billed at or from the Premises; (iii) by means of mechanical or other vending devices (but if Tenant licenses such vending devices to a third-party unrelated to Tenant or Guarantor who receives the entire sale price, only the sum paid by said third party to Tenant shall be included in Gross Sales. For example, if Tenant licenses cigarette vending machines to a local vendor, the amount paid by the vendor to Tenant would be included in Gross Sales and not the cigarette sale price collected by the vendor from its machines); (iv) the entire sum actually paid to Tenant by a third-party unrelated to Tenant or Guarantor, where Tenant arranged for a sale of goods or services by said third party who delivers such goods or services from a location other than the Premises (for example, Tenant arranges for a restaurant customer to purchase unprepared food from Tenant's supplier, the amount paid by the supplier to Tenant would be included in Gross Sales and not the amount paid by the customer to the supplier); (v) sales originating from whatever source and which Tenant in the normal and customary course of Tenant's operations would credit or attribute to Tenant's business conducted in the Premises; and

      (2) all monies or other things of value received by Tenant from Tenant's operations at, upon or from the Premises which are neither included in nor excluded from Gross Sales by the other provisions of this definition, but without any duplication, including without limitation, finance charges, cost of gift or merchandise certificates and all deposits not refunded to customers. Each charge or sale upon installment or credit or lay away, so called shall be treated as a sale for the full price in the month during which such charge or sale is made irrespective of the time when Tenant shall receive payment (whether full or partial) therefor.

(b) Each sale shall be treated as a sale in the month during which the transaction was initially entered into.

(c) For the purposes of ascertaining the amount of Gross Sales, the following may be deducted from Gross Sales but only if itemized on the statement of Gross Sales: (i) cash or credit refunds, allowances and adjustments made upon transactions included within Gross Sales but not exceeding the selling price of the item returned by the purchaser and accepted by Tenant; (ii) the amount of any city, county, state, or federal sales, meals, luxury or excise tax on such sales provided such tax is both added to the selling price and paid to the taxing authority by Tenant, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or Gross Sales as such, shall be deducted from Gross Sales in any event whatsoever; (iii) sales of Tenant's removable trade fixtures after use by Tenant in the Premises; (iv) gratuities and tips paid over to Tenant's employees by restaurant patrons; (v) insurance proceeds from casualty and business losses


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      except for business interruption insurance or other insurance to the extent that such insurance compensates Tenant for loss of sales; (vi) meals to employees of Tenant if sold at a discount; (vii) the amount of uncollectible credit accounts (not including any collection costs, but any subsequent collection of said accounts shall be included in Gross Sales) and (viii) fees charged by credit card companies, and (ix) complimentary meals, coupons, and discounts to the extent there is no payment therefor.

4.5   Definition of Fully Opened For Business

      As used in this Lease, the phrase "Fully Opened For Business" shall mean that: all of Tenant's Work required by Article 39 has been completed, the Tenant shall be in full compliance with all Minimum Tenant Operating Hours and the Operating Covenant expressed at paragraph 8.2 herein, all required governmental approvals and permits have been issued, the Tenant has received a license to sell (for consumption on the Premises) all types of alcoholic beverages and is selling all types of alcoholic beverages, and the Tenant is otherwise using 100% of the Premises for the operation of its restaurant consistent with Tenant's Quality Standards.

4.6.  Additional Rent

      In addition to Percentage Rent and all other rent charges reserved hereunder and as part of the total rent to be paid, Tenant agrees to pay Landlord, commencing on and after the Rent Commencement Date and continuing thereafter throughout the entire Term of the Lease, on a monthly basis in advance, due and payable on the first day of each calendar month without deduction or offset for any reason whatsoever, the amount due as Additional Rent. Without limiting any other provision of this Lease, it is expressly understood and agreed that the Tenant's participation in real estate taxes over the Tax Base Year, and all other charges which the Tenant is required to pay hereunder (excluding only Percentage Rent), together with all interest and penalties that may accrue thereon, shall be deemed to be Additional Rent, and in the event of nonpayment thereof by the Tenant, the Landlord shall have all of the rights and remedies with respect thereto as would accrue to the Landlord for nonpayment of Rent.

(a) Landlord shall have the right, but shall not be required to do so, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and, in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord within fifteen (15) days after notice thereof, all such sums as Additional Rent; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of Tenant to pay rent. Except as forth herein, any obligations of Tenant, as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations, and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord, including Tenant's


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      failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

5.    (Intentionally Deleted)

6.    TAXES

6.1 As used in this Lease, Taxes shall mean the real estate taxes, assessments and betterments that are imposed upon the Building and the land upon which it stands, which are or shall be imposed by Federal, State, Municipal or other authorities, and which are or may become a lien upon the Building. In no event shall the word Taxes be deemed to include any of Landlord's income taxes or the estate, inheritance, or gift taxes, or taxes upon any personal property of the Landlord. Landlord may, at its option, avail itself of the benefit of the provisions of any statute or ordinance permitting any assessments for public betterments or improvements to be paid over a period of time. Whether or not Landlord so elects, Taxes shall include only the current annual installment of any such assessment and the interest on unpaid (but not delinquent) installments.

      Throughout the Term, Tenant will pay to Landlord as Additional Rent hereunder, when and as designated by notice in writing by Landlord, eighty percent (80%) of the total amount that Taxes increase over the Tax Base Year (see paragraph 6.2 below as to increases due to Tenant alterations). For purposes of the Lease, the Tax Base Year shall mean the City of Boston's fiscal tax year ending June, 2001. By way of example only, if total Taxes as of the Tax Base Year is $1,000.00, and total Taxes as of June 2001 is $1,200.00, the Tenant's Additional Rent payment for Taxes would be $160.00 (calculated $200 increase x .80 = $160). If the Landlord obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the Tenant.

      If due to a future change in the method of taxation any franchise, income or profit tax shall be levied against the Landlord in substitution for or in lieu of any tax which would otherwise constitute a real estate tax or a specific tax on rentals from the Building shall be levied against the Landlord, such franchise, rental, income or profit tax shall be deemed to constitute "Taxes" for the purposes hereof.

      The amount so to be paid to Landlord for Taxes shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's portion of such Taxes for each fiscal year during the Term of this Lease. If payments theretofore made for such fiscal year by Tenant exceed Tenant's share of the Taxes, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if Tenant's share of the Taxes is greater than payments theretofore made on account for such period, Tenant shall make suitable payment to Landlord promptly upon written demand by the Landlord (but not later than ten (10) days after such demand).

      Payments by the Tenant to the Landlord on account of such taxes shall not be considered as being held in trust, in escrow, or the like, by the Landlord; it being the express intent of the Landlord and the Tenant that the Tenant shall in no event be entitled to receive interest upon, or any payments on account of earnings or profits derived from, such payments by the Tenant to the Landlord.

6.2 Tenant shall pay 100% of: (1) meal taxes, (2) sales' taxes and (3) any other taxes and governmental impositions of whatever kind or nature imposed with respect to the conduct of Tenant's business on the Premises or with respect to personal property owned or used by Tenant in or on the Premises (including, without limitation, taxes or licensing fees on Tenant's signs on the exterior of the Premises). Tenant shall reimburse Landlord forthwith upon request, if Landlord shall have paid any such tax in the first instance, and Landlord shall provide Tenant with notice prior to any such payment.

7.    UTILITIES

      The Tenant shall pay, as they become due, all bills for electricity, gas, water and sewer, and other utilities (whether they are used for furnishing heat, ventilation, and/or air conditioning, or any other purposes) that are furnished to the Premises. Tenant shall make arrangements for the connection of any and all utilities at the Premises with the respective local utility company (including, without limitation, the cost of installation and maintenance for separate meters); cause all bills for electricity and other utilities to be put in Tenant's name; shall pay directly to any utility provider, as they become due, all bills for electricity and utilities that are furnished to the Premises which shall be separately metered (at the sole cost and expense of the Tenant); and shall indemnify and hold Landlord harmless therefrom.

      The Landlord is not providing any utility equipment or utility services to the Premises.

      The Tenant shall be responsible to provide all utilities, services and related equipment that the Landlord has not expressly covenanted to provide in this Article 7. The installation and maintenance thereof shall be the Tenant's sole obligation, provided that such installation shall be subject to the written consent of the Landlord, which consent Landlord shall not unreasonably withhold or delay.

8.    USE OF LEASED PREMISES

8.1 Permitted Use: The Tenant shall use the Premises only for the purpose of an upscale, high quality, white tablecloth restaurant consistent with Tenant's Quality Standards, with alcoholic and non-alcoholic beverages consumed on the Premises, and for no other purposes.

8.1.1 Tenant shall operate its business under the Trade Name of Smith & Wollensky. Tenant may change the name of its restaurant after the Rent Commencement Date to any of the following Trade Names currently owned or licensed by Tenant: The Post House, The Manhattan Ocean Club, Cite, Maloney & Purcelli, or Park Ave Cafe. Tenant hereby represents and covenants that it has full legal authority to use its Trade Name and the Trade Name does not violate any law, rule, order or regulation of the federal, state, or municipal government or other duly constituted public authority or the rights of any third party. Tenant further agrees to take all actions reasonably necessary to protect its authority to use the Trade Name throughout the Term of this Lease.

8.2   Tenant Operating Covenant

      Commencing with the Rent Commencement Date and continuing throughout the Term, Tenant covenants and agrees that it shall: (1) ensure 100% of the Premises continuously remain Fully Opened For Business, consistent with Tenant's Quality Standards, during the hours of: 11:30 A. M. to 11:00
      P. M., five (5) days per week, and 5:00 P.M. to 11:00 P.M. on a sixth
      (6th) day per week, 52 weeks per calendar year, excepting only, Tenant may close its restaurant for no more than (3) legal holidays in Massachusetts that are not reasonably profitable to operate (hereinafter referred to as "Minimum Tenant Operating Hours"); (2) keep its restaurant continuously and fully equipped and stocked with high quality salable meals, alcoholic and non-alcoholic beverages; (3) keep its restaurant fully staffed with competent and courteous employees; (4) conduct its business, including advertising to the public, only under the Tenant's trade name Smith & Wollensky; (5) use its best efforts to achieve a maximum profitable sales volume in, upon, or from the Premises; (6) operate its business at all times in a first-class manner; and (7) to promptly notify Landlord of any unsafe conditions. The foregoing covenant shall be referred to as the "Operating Covenant".

      Notwithstanding the foregoing Operating Covenant, but at all times subject to Article 12 and Landlord's prior written approval which approval shall not be unreasonably withheld or delayed, the Tenant shall not be in violation of the Operating Covenant if: (1) Tenant undertakes at its cost not more than two renovation projects of the Premises during the Term hereof, with each renovation project scheduled to be completed in the minimum possible amount of time but in no event longer than twenty-one
      (21) days, and scheduled with the least possible disruption to the Tenant's business at the Premises.

      Landlord and Tenant agree that the Tenant's full and complete satisfaction of the Operating Covenant at all times during the Term of this Lease goes to the essence of the parties' agreement hereunder, and that Tenant's failure to satisfy its Operating Covenant will result in automatic deprivation to Landlord for which Landlord's remedies hereunder or at law may not be adequate. In the event that the Tenant has been in violation of the Operating Covenant for a cumulative total of five (5) days occurring at any time during a calendar year (whether or not consecutive days), then as liquidated damages, the monthly installment of Base Rent shall be increased for the entire month of each and every month in which the fifth and any subsequent day of the violation occurs to an amount that is (150%) of the then payable monthly installment of Base Rent. The liquidated damages provided in the previous sentence shall not be in lieu of Landlord's other remedies hereunder or at law, and acceptance by Landlord of such shall not be deemed an election of remedies or preclude Landlord from seeking any other remedy for said violation or a subsequent violation including without limitation, the remedies forth in Article 19.

      Tenant acknowledges that, in all events, Tenant is responsible for providing security to its own Premises and personnel, and agrees to save Landlord (including Landlord's agents, employees, contractors and all other persons for whose actions Landlord may be legally responsible), harmless from any claim for injury to person or damage or theft to property asserted by or against any of the personnel and employees, guests, invitees or agents of Tenant which is suffered or occurs in or about the Premises, excluding only such claims that were caused by the negligence or willful misconduct of the Landlord (including Landlord's agents, employees, contractors and all other persons for whose actions Landlord may be legally responsible). In connection with the foregoing, Tenant understands and acknowledges that the Building consists of a mixed use by both retail and office tenants, which tenants and their invitees may have twenty-four (24) hour access to the Building.

9.    COMPLIANCE WITH LAWS

(a) The Tenant agrees and covenants that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, or contrary to any law or any municipal by-law or ordinance or regulation or standard. The Tenant further agrees and covenants that unless expressly set forth as an obligation of Landlord herein, it shall fully comply with all governmental laws and regulations applicable to its tenancy under this Lease and specifically to the conduct of its business on the Premises. Without limiting the generality of the foregoing: (a) the Tenant shall not bring or permit to be brought or kept in or on the Premises or elsewhere on the Landlord's property any hazardous, toxic, inflammable, combustible or explosive fluid, material, chemical or substance, including, without limitation, any item defined as hazardous pursuant to Chapter 21E of the Massachusetts General Laws, except for such types and in such quantities as are reasonably necessary for Tenant's business; (b) the Tenant shall be responsible for compliance with requirements imposted by the Americans with Disabilities Act and any similar laws or regulations applicable to real property in the City of Boston, Massachusetts (in the aggregate, the "Act"), relative to the layout of the Premises and any work performed by the Tenant therein; and
      (c) the Tenant shall not perform any act or carry on any practice which, may injure the Premises, or any other part of the Building, or adversely affect the proper and economical rendition of any service required to be furnished to any tenant.

(b) Each party shall indemnify, defend, and hold harmless the other, including, its directors, officers, members, employees and agents from and against any and all claims, demands, or causes of action (including the reasonable costs or expenses of defending against the aforesaid) that arise from an actual release of Hazardous Substances in, on, or about the Building or Premises that: (1) occurred at any time Tenant is in possession of the Premises, (2) said release was caused by the Landlord or Tenant, as the case may be, including agents, contractors or employees; and (3) said release was not caused by the party seeking indemnification. Nothing contained herein shall be construed as creating a warranty or indemnity by Landlord as to the present condition of the Premises or Building.

(c) From and after the Commencement Date and provided compliance is lawfully ordered by a governmental entity, the Landlord shall make, at Landlord's cost and expense, all alterations and additions to the Common Areas, as may be lawfully ordered by a governmental entity to bring the Common Areas in compliance with the Act.

(d) As of the date of this Lease, Landlord has no knowledge of any actual or threatened release of a Hazardous Substance that may adversely affect the Tenant or the Premises.

10.   FIRE INSURANCE

      The Tenant shall not permit any use of the Premises which will make voidable any insurance on the Building of which the Premises are a part, or on the contents of said Building or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body.

11.   MAINTENANCE

11.1  Tenant's Obligations

      Tenant agrees to put and maintain the Premises in a first class condition (including, but not limited to, performance of Tenant's Work pursuant to Article 39), damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the Tenant is taking the Premises in "as is" condition (including the heating, ventilation and air conditioning system). Tenant shall perform all maintenance not expressly covenanted to be performed by Landlord. Tenant shall not permit the Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste. Tenant shall not place on the exterior of exterior demising walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and the issuance of any required governmental permits or approvals.

      Tenant shall cause garbage and refuse to be properly stored within the Premises and removed by the refuse at Tenant's sole cost and expense. Until such removal is effected, Tenant shall keep all garbage or refuse suitably covered so that the same is not visible to the public, and Tenant shall prevent pest and vermin infestation of same.

      Tenant shall enter into an extermination contract with an extermination company of national reputation which will provide the Premises with weekly extermination. The entire cost for this service shall be paid by Tenant and a copy of the contract must be submitted by Tenant to Landlord at least ten (10) days prior to the opening of its operation or the Rent Commencement Date of this Lease, whichever is first to occur.

      Tenant shall, at its own cost and expense, employ first-class contractors (duly licensed and trained for the applicable equipment) to perform all of Tenant's repair and maintenance obligations for the heating/cooling and ventilating systems (HVAC), all grease traps, restaurant fire suppression system, smoke and heat detector systems and kitchen exhaust system, which systems shall be maintained in a first class condition, consistent with all manufacturer's specifications and all applicable governmental regulations. A copy of each such contract must be submitted by Tenant to Landlord upon written demand therefor at least ten (10) days prior to the opening of its operation or the Rent Commencement Date of this Lease, whichever is earlier. If the Tenant fails to employ a contractor for the purposes described herein above, then the Landlord may employ such a contractor and the Tenant shall be responsible for the cost thereof, which cost shall be charged as Additional Rent hereunder and shall be due and payable upon demand. Unless a greater frequency or scope off maintenance is otherwise specified in writing by the manufacturer of any such equipment such maintenance shall include (i) at least semi-annual inspections and cleaning of said units and systems, together with such adjustments and servicing as each such inspection discloses to be required and (ii) all repairs, testing and servicing as shall be necessary or reasonably required by Landlord's insurance underwriter.

11.2  Landlord's Obligations

      The Landlord agrees to maintain the structure of the Building (defined as and limited to the foundation and load-bearing structural walls but excluding all roofs that are located over the Premises) of which the Premises are a part, in the same condition as it is as of the date of this Lease, reasonable wear and tear, taking by eminent domain and damage by fire and other casualty only excepted, unless such maintenance is required because of acts or omissions of the Tenant or those for whose conduct the Tenant is legally responsible.

12.   ALTERATIONS - ADDITIONS

12.1  General

      The Tenant shall not make structural alterations or additions to the Premises. As used in this Article, all alterations that may be permissibly made by Tenant is referenced as the "Work". Tenant may make non-structural alterations that do not require a Building Permit or other Government Approval, and costs less than $25,000.00, without Landlord's prior written consent. Tenant may make all other non-structural alterations, provided the Landlord consents thereto in writing, which consent shall not be unreasonably withheld, conditioned or delayed; and further provided that
      (i) the Tenant shall first give written notice to Landlord at least fifteen (15) business days prior to the commencement of such Work providing Landlord with a copy of detailed stamped architectural plans stamped by an architect duly licensed in the Commonwealth of Massachusetts and specifying the proposed Work, the commencement and approximate completion dates thereof, the names and addresses of any contractors performing the Work and the necessary certificates of insurance naming the Landlord and any Agent of Landlord as additional insureds have been delivered to Landlord and (ii) such Work shall be made in accordance with all applicable laws and in a first-class workmanlike manner and in accordance with this Lease. All such allowed Work (including the alterations and improvements made by Tenant under Article 39 hereof) shall be at Tenant's expense and shall be of first class quality. Tenant shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with Work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord by the immediate filing of a bond pursuant to M.G.L. c. 254. Any Work made by the Tenant shall, at the election of the Landlord, become the property of the Landlord at the termination of occupancy as provided herein, except for removable trade fixtures and trade equipment.

      No Work shall be performed in a manner that is unreasonably disruptive to other tenants of the Landlord in the Building, or to the public in general, or which causes unreasonable noise, vibration, dust or is in any manner unclean or unsightly.

12.2  Supervision

      The Tenant shall supervise and direct all Work and shall be solely responsible for and have control over safety, construction means, methods, techniques, sequences and procedures and for coordinating a portions of the Work. The Tenant shall secure and pay for the Building Permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work. All contractors shall keep the Premises, the Building's Common Areas free from accumulation of waste materials or rubbish. At completion of the Work the Tenant shall remove from and about the Building all waste materials and rubbish.

12.3  Indemnification

      To the fullest extent permitted by law, the Tenant shall indemnify and hold harmless the Landlord and its agents and employees from and against all claims, damages, losses and expenses, including but not limited to, reasonable attorney's fees, arising out of or resulting from any Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property, including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Tenant or its contractors or anyone for whose acts they may be liable. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity elsewhere in this Lease or which would otherwise exist as to a party or person described in this Article.

      In claims against any person or entity indemnified under this Article by an employee of the Tenant, or its contractors, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Article shall not be limited by a limitation on amount or type of damages, compensation or benefits payable under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

12.4  Insurance

      The Tenant shall ensure that all contractors (which includes sub-contractors of any contractor) who will enter the Premises or the Building, and others employed directly or indirectly by them, shall purchase insurance which, at a minimum, shall be consistent with the following:

      (a)   insurance covering workers' or workmen's compensation claims.

      (b) commercial general liability insurance covering claims for personal injury and property damage.

      (c) contractor's or builder's "all risk" insurance covering property damage and loss of use claims.

      The insurance required by this Article shall be written for not less than limits specified in Article 17 for Tenant's Insurance. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

      Original certificates of insurance evidencing full compliance with this Article shall be delivered to the Landlord prior to commencement of the Work. These certificates and the insurance policies required by this Article shall expressly name the Landlord, Saunders Real Estate Corporation, SaunStar Operating Co., LLC and SaunStar Land Co., LLC, as additionally insured, and shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days prior written notice has been given to the Landlord.

12.5  Massachusetts Historical Commission & Boston Landmarks Commission

      The Building is subject to regulation by both the Massachusetts Historical Commission and the Boston Landmarks Commission. In addition to Landlord's consent, the Tenant shall receive all approvals and permits from the Massachusetts Historical Commission and the Boston Landmarks Commission as may be required.

13.   ASSIGNMENT - SUBLEASING

13.1 The Tenant shall not assign or sublet the whole or any part of the Premises, whether by operation of law or otherwise, without Landlord's prior written consent which consent may be withheld in the Landlord's absolute discretion.

13.2 Limited Right To Assign Or Sublease. Notwithstanding paragraph 13.1, and subject to complete satisfaction of all conditions expressed herein, only the Tenant (no subsequent assignee or sublessee of Tenant shall have any rights under this paragraph 13.2) may assign its interest in this Lease or sublet one hundred percent (100%) of the Premises, with Landlord's prior written consent (which consent Landlord hereby agrees it shall provide within 5 days upon Tenant's satisfaction of the preconditions expressed herein), if and only if each and every of the following conditions are fully satisfied: (i) Tenant and its Guarantor have in the aggregate sold to a single unrelated third party a total number of Smith & Wollensky steakhouse restaurants that equal 75% of all such restaurants then operating or under construction; (ii) the purchaser of said assets is the proposed assignee or sublessee; (iii) the proposed assignee or sublessee fully satisfies the Experience Provision set forth below at paragraph 13.3; (iv) the Guarantor herein remains the Guarantor of Lease, or alternatively, a substitute guarantor is provided that is as financially responsible and of similar good reputation as the current Guarantor is as of the date of this Lease (as evidenced by, including without limitation, personal, business, and banking references, and comparison of certified financial statements evidencing equivalent net worth); (v) the proposed assignee or sublessee is not then a tenant in the Building or in Landlord's building known as the Boston Park Plaza Hotel & Towers and the Statler Building Complex (located at 20 Park Plaza, Boston), unless such tenant will be expanding into the Premises and will not be vacating its premises by reason of such assignment or subletting; (vi) any and all rent to be paid by the proposed assignee or sublessee that is in excess of the Rent to be paid under this Lease shall be paid to and retained by the Landlord; (vii) (intentionally deleted); (viii) if a sublease, the sublease is for one hundred percent (100%) of the Premises; (ix) Tenant is not in default under this Lease (after the expiration of applicable notice and grace periods) at the time it requests consent from Landlord to an assignment or sublease; (x) Tenant's request for Landlord's consent includes copies of all documents necessary to demonstrate that the proposed assignment or sublease is in compliance with this Article, including without limitation:
      (a) current financial statements of the proposed assignee or sublessee and any substitute guarantor, each certified by an independent nationally recognized certified public accounting firm and sworn to by their chief financial officer and (b) all relevant transaction documents between Tenant and the proposed assignee or sublessee such as the asset purchase agreement, proposed Lease assignment document or sublease; and (xi) notwithstanding any assignment or subletting, Tenant shall remain fully and primarily liable for all of its obligations hereunder, unless in the event of an assignment only, and in addition to all other security required by this Lease, the Tenant shall be released from its obligations upon the proposed assignee delivering a clean, irrevocable letter of credit to the Landlord, issued by a federally insured financial institution, in a form reasonably satisfactory to Landlord and containing an evergreen provision that provides for automatic renewal for the then remaining Term of the Lease, whereby said letter of credit unconditionally secures all obligations under the Lease and is issued in an amount equal to the total of Percentage Rent and Additional Rent that the Tenant has paid over the preceding twelve months, but in no event issued for an amount less than the Minimum Percentage Rent amount required by paragraph 4.2.

13.3 Experience Provision. The parties hereto acknowledge and agree that the Landlord's compensation under this Lease, and the value and compensation Landlord receives from the Building and Hotel, will be materially and adversely impacted should a proposed assignee or sublessee under this Lease not have a demonstrated management team that is experienced and successful in the management and operation of high-end restaurants that are equivalent to restaurants meeting the Tenant's Quality Standards under this Lease. Accordingly, no assignment or sublease shall be consented to by the Landlord unless the Tenant provides reasonable evidence to the Landlord that the management team of the proposed assignee or sublessee that will manage the restaurant on the Premises fully satisfies the following:

      1. The restaurants purchased from Tenant, including the restaurant located on the Premises, shall be managed by a management group or entity having no less than fifteen (15) years of direct management experience successfully managing a chain of high-end restaurants having no less than $30 Million Dollars in annual gross sales, and where the restaurants were equivalent restaurants meeting the Tenant's Quality Standards. The Landlord shall have the right to interview and approve the assignee's or sublessee's "general manager", who is located at the Premises and holds the responsibility for day-to-day restaurant operations at the Premises, which approval by the Landlord shall not be unreasonably withheld or delayed, and the Landlord shall have the same right to interview and approve all successor general managers throughout the Term.

13.4 Lease Binding On Assignee Or Sublessee. All of the provisions of this Lease shall be fully binding on any assignee or sublessee, except wherever in this Lease a provision is expressly stated to be inapplicable to an assignee or sublessee such provision shall be considered deleted from the Lease. Without limiting the generality of the foregoing, no assignee or sublessee may itself assign this Lease or sublet the Premises.

14.   SUBORDINATION/ESTOPPEL

      This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, ("Landlord Mortgage"), now existing or any time hereafter that may be granted or created, and which created a lien or liens on the property of which the Premises are a part. The Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. Upon request from the Tenant, Landlord agrees that it shall use its best efforts to have a Subordination and Non-Disturbance Agreement ("SNDA") forwarded to Tenant by a mortgagee or other grantee of a Landlord Mortgage.

      At any time and from time to time, within fifteen (15) days after Landlord or Tenant shall request the same, the other will execute, acknowledge and deliver to the requesting party and to a mortgagee or any other party as may be designated by the requesting party, a certificate in a reasonably acceptable form to such party with respect to the matters required by such party and such other matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested. If a party fails to provide such certificate within fifteen
      (15) days after request by Landlord, such party shall be deemed to have approved the contents of any such certificate submitted to the requesting party is hereby authorized to so certify.

      Landlord shall provide Tenant with an SNDA from Landlord's current mortgagee within (60) days of executing this Lease. The SNDA shall be substantially in the form attached hereto as Exhibit C.

15.   LANDLORD'S ACCESS

      The Landlord or agents of the Landlord may, at reasonable times and upon reasonable notice unless in an emergency, enter to view the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs, alterations capital improvements and any other work as Landlord should elect to do, and may show the Premises to others, and, at anytime within twelve (12) months before the expiration of the Term, may affix to any suitable part of the Premises that is reasonably acceptable to Tenant a notice for letting or selling the Premises or Building of which the Premises are a part and keep the same so affixed without hindrance or molestation. For purposes of this Article only, an "emergency" shall be deemed to exist if, in the good faith judgment of Landlord, prompt action is needed in order to prevent death, bodily injury or property damage, or violation of governmental law, regulation or order. Except in an emergency, Landlord shall use its reasonable diligent efforts to perform any such repairs during the non-business hours of the Tenant and in such a manner so as not to materially and adversely interfere with the normal operation of the Tenant's business.

16.   INDEMNIFICATION AND LIABILITY

      The Tenant shall indemnify, save and hold the Landlord harmless from all loss and damaged occasioned by anything occurring on the Premises unless caused by the negligence or willful misconduct of the Landlord.

17.   TENANT'S INSURANCE

      The Tenant shall maintain with respect to the Premises and the Building of which the Premises are a part (i) comprehensive commercial general liability insurance in the amount not less than Three Million Dollars ($3,000,000) and (ii) an all-risks property and casualty insurance policy written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Premises (including, without limitation, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Premises by or on behalf of Tenant. Each of the foregoing policies shall contain a deductible in an amount not greater than One Thousand Dollars ($1,000) and shall be written with responsible companies qualified to do business in Massachusetts and in good standing therein. Each of the foregoing policies shall include the following as additionally insured: SaunStar Operating Co., LLC; SaunStar Land Co., LLC; any Agent of Landlord (currently Saunders Real Estate Corporation); and Landlord's mortgagees (currently Life Insurance Company of Georgia and First Columbine Life Insurance Company). The Tenant shall deliver to the Landlord original certificates of insurance at or prior to the commencement of the Term, and thereafter, shall deliver to Landlord original certificates of insurance within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least thirty
      (30) days prior written consent notice to each assured named therein. The policies shall also include, but shall not be limited, to the following coverages:

      (a) Contractual Liability, covering Tenant's liability assumed under this Lease;

      (b) Assault and Battery coverage, and coverage for the Sale and Consumption of Alcoholic Beverages;

      (c)   Fire Insurance on merchandise, inventory etc. with Extended
            Coverage;

      (d)   Vandalism, Malicious mischief; and

      (e)   Business Interruption Insurance.

      All such insurance herein required shall be deemed to be additional obligations of Tenant and not in discharge of or a limitation to Tenant's obligations to indemnify Landlord, its agents, employees, contractors, and all other persons for whose actions Landlord may be legally responsible under Article 16. Tenant's obligations to carry the insurance set forth herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried an maintained by Tenant; provided however, that Landlord and others herein above mentioned shall be named as an additional insured thereunder as their interest may appear and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied.

18.   FIRE CASUALTY - EMINENT DOMAIN

      Should forty percent or more of the Premises be damaged by fire or other casualty, or twenty percent or more of the Premises be taken by eminent domain, then the Landlord may elect to terminate this Lease. Should any fire, casualty or taking render forty percent or more of the Premises substantially unsuitable for their intended use ("Damaged Premises"), a just and proportionate abatement of rent shall be made, but such abatement or reduction shall end if and when Landlord shall have restored the Damaged Premises (exclusive of any of Tenant's fixtures, furnishings, equipment and the like) to substantially the condition in which the Premises were prior to such damage and upon Tenant's resumption of operation of its business (which resumption shall be no later than 10 days after the Premises have been restored).

      The Tenant may elect to terminate this Lease by written notice to the Landlord if and only if, one or more of the following events occur and Tenant's written notice is received by Landlord within (60) days of such event first occurring: (a) the Landlord fails to give written notice within sixty (60) days of its intention to restore the Damaged Premises, or (b) the Landlord fails to restore the Damaged Premises to a condition reasonably suitable for their intended use within one hundred and eighty
      (180) days of said fire, casualty or taking.

      In the event less than forty (40%) percent of the Premises shall be damaged by fire or other casualty, this Lease shall continue in full force and effect and such repairs shall be made by Landlord with due diligence and in any event completed within one hundred and eighty (180) days of said casualty. The Landlord reserves, and the Tenant grants to the Landlord, ail rights which the Tenant may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the Tenant's fixtures, property, or equipment, and moving expenses.

19.   DEFAULT AND BANKRUPTCY

19.1  Events Of Default

      The following events shall be events of default, upon notice and the expiration of the applicable cure period, shall entitle the Landlord to terminate this Lease for default and to all the rights and remedies provided in paragraph 19.2.

(a) If the Tenant shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof, or if Tenant shall engage in an unreasonable frequency of late payments of Rent after written notice thereof (more than three (3) late payments of Rent in a calendar year or late payments of Rent that is equal to or greater than ten (10) late payments over the Term of this Lease shall be deemed unreasonable).

(b) If the Tenant shall default in the observance or performance of any other of the Tenant's covenants, agreements, or obligations hereunder and such default shall not be corrected within the time period expressed in the applicable provision, and if no time period is so expressed, within thirty
      (30) days after written notice thereof, provided, however, in the event such other covenant, duty or obligation reasonably requires more than thirty (30) days for the curing thereof, such failure to cure shall not be deemed to be a Tenant Event of Default if Tenant shall have diligently commenced the curing of such failure and having commenced such curing, carries forward the curing thereof to completion with all diligence and speed; or

(c) If any of the following events continue and are otherwise not discharged within sixty (60) days of the event(s) occurring: the estate hereby created shall be taken on execution or by other process of law, or if any Guarantor of Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant or Tenant's Guarantor for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property or such Guarantor's property or the property of any person or legal entity occupying the Premises through or under the Tenant by a court of competent jurisdiction, or if a voluntary petition shall be filed for the reorganization of Tenant, Tenant's Guarantor, or any person or legal entity occupying the Premises through or under the Tenant, under any provisions of the Bankruptcy Act now or hereafter enacted, or if Tenant, Tenant's Guarantor, or any person or legal entity occupying the Premises through or under the Tenant shall file a petition for such reorganization or for protection under any provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payments of debts; or

(d) If Tenant fails to take possession of the Premises on the Lease Commencement Date or Tenant vacates or abandons the Premises prior to the end of the Term of this Lease, with or without an intention to pay Rent, and such event(s) shall continue for ten (10) days after written notice thereof; or

(e) If Tenant is a corporation, partnership, limited liability company or other form of legal entity other than an individual, if such legal entity shall be voluntarily or involuntarily dissolved, and such event shall continue for ten (10) days after written notice thereof.

19.2  Consequences of Default.

      The Tenant shall indemnify the Landlord against all loss of rent and other payments which the Landlord may incur by reason of such termination during the residue of the Term. If the Tenant shall default, after applicable notice thereof, in the observance or performance of any conditions or covenants on Tenant's part to be observed or performed under or by virtue of any of the provisions in any provision of this Lease, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees, shall be paid to the Landlord by the Tenant as Additional Rent.

      Tenant further covenants and agrees, notwithstanding any entry or re-entry by Landlord or the termination of this Lease, whether by summary proceedings or otherwise, that all Rent and other charges due under this Lease shall be accelerated and shall be immediately due and payable in full. For purposes of calculating the Annual Percentage Rent that would have become due for the remainder of the Term, the highest Quarterly Percentage Rent amount paid during the preceding thirty-six (36) months shall be annualized and used as the Annual Percentage Rent amount. In the event the Premises are relet by Landlord (which right Landlord shall have at its sole election without an obligation to relet), Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees, attorneys' fees and the like), and in collecting the rent in connection therewith, in the following manner:

      Amounts received by Landlord after reletting shall first be applied against such Landlord's reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the full amount thereof (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant.

      Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the Term of this Lease is scheduled to expire according to its Term.

      Without limiting any of Landlord's rights and remedies hereunder, and in addition to all other amounts Tenant is otherwise obligated to pay, it is expressly agreed that Landlord shall be entitled to recover from Tenant all reasonable costs and expenses, including attorneys' fees, incurred by Landlord in enforcing this Lease from and after Tenant's default.

      Notwithstanding anything contained herein to the contrary, Tenant expressly acknowledges the Landlord's right to show and rent other space in the Building prior to showing or letting Tenant's space, and that Landlord is under no obligation to let Tenant's space upon terms and conditions different from that proposed for other space in the Building.

20.   NOTICE

      Any notice from the Landlord to the Tenant relating to the Premises or to the occupancy thereof, shall be deemed duly served, if left at the Premises addressed to the Tenant, or if sent by facsimile transmission to the Tenant at the Premises, or if mailed to the Premises by registered or certified mail, return receipt requested, postage prepaid, addressed to the Tenant, with in all cases, a copy of said notice sent by facsimile transmission, U.S. Mail or by a national overnight carrier to: THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. 1114 First Ave, 6th Floor, New York, NY 10021 FAX (212) 758-6027

      Any notice from the Tenant to the Landlord relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the Landlord by registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at such address as the Landlord may from time to time advise in writing. All rent notices shall be paid and sent to the Landlord marked to the attention of Saunders Real Estate Corporation, 20 Park Plaza, 7th Floor, Boston, Massachusetts 02116-4399.

21.   SURRENDER

      The Tenant shall at the expiration or other termination of this Lease remove all Tenant's goods and effects from the Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Tenant, either inside or outside the Premises and any of Tenant's debris). Tenant shall deliver to the Landlord the Premises and all keys, locks thereto, and all fixtures connected therewith. In the event of the Tenant's failure to remove any of Tenant's property from the Premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant's expense, or to retain same under Landlord's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property,

      Tenant shall have the right to remove "Removable Trade Fixtures" (which term is defined below but expressly excludes ducts, conduits, wiring, pipes, plumbing fixtures, light fixtures, kitchen exhaust equipment, shelves, mirrors, paneling or other wall covering or floor covering), and, in addition to other applicable provisions of this Lease regarding such removal, the following shall apply: (1) such removal must be made prior to the termination of the Term; (2) Tenant must not be in default of any obligation or covenant under this Lease beyond any applicable cure period at the time of such removal; and (3) such removal must be effected without damage to the Premises or the Building and Tenant must promptly repair all damage caused by such removal. For the purposes hereof the phrase "Removable Trade Fixtures" means all of Tenant's personal property, including but not limited to, signs, tables, chairs, desks, racks, merchandisers and displayers, marking equipment, cash registers and other business machines.

22.   BROKERAGE

      The Tenant and Landlord warrant and represent to each other that neither has dealt with a real estate broker entitled to claim a commission in connection with this Lease or the transactions contemplated hereby except for: (a) Saunders Real Estate Corporation (b) Mr. Paul Carter of The Carter Group, 850 Park Street, Stoughton, MA 02072. In the event the foregoing warranty and representation is inaccurate, the party who made the inaccurate warranty and representation agrees and covenants that it shall indemnify and hold harmless the other party from and against any and all claims for brokerage commissions from any real estate broker(s) other than the foregoing Saunders Real Estate Corporation and Mr. Paul Carter of The Carter Group, including without limitation, reasonable attorneys' fees; excepting only, that the Landlord shall pay any and all real estate broker commissions due Saunders Real Estate Corporation and Mr. Paul Carter of The Carter Group arising from this Lease.

23.   CONDITION OF PREMISES

      The Tenant shall accept the Premises (including all utility systems and conduits) in its "as is" condition as of the Lease Commencement Date; and the Landlord shall be obligated to perform no work whatsoever in order to prepare the Premises for occupancy by the Tenant.

24.   FORCE MAJEURE

      The occurrence of "Force Majeure" shall excuse such obligations of Landlord or Tenant as are thereby rendered impossible to timely perform for so long as such event of Force Majeure continues. "Force Majeure" means any unforeseeable circumstance caused by any of the following and without any fault in, or failure to act by, the party asserting Force
      Majeure: strikes, lockouts; acts of God; inability to obtain labor, materials, equipment or supplies; enactment of new governmental restrictions after the date of this Lease; war or enemy action or invasion; riot, mob violence; fire, earthquake or other unforeseeable severe weather condition; a condemnation. Notwithstanding the foregoing, Force Majeure shall never excuse or delay the timely payment of Rent.

      Financial considerations or limitations shall never be a basis for Force Majeure. Upon the occurrence of Force Majeure, the Landlord shall not be liable to the Tenant for a claim that any failure constitutes actual or constructive eviction from the Premises or any part thereof.

25.   LATE CHARGE

      If Rent or any other sum payable hereunder remains outstanding for a period of(15) days, the Tenant shall pay to the Landlord a late charge equal to one and one-half percent (1.5%) of the amount due for each month or portion thereof during which the arrearage continues, plus a $100.00 administrative cost fee and any reasonable attorney fees that Landlord may incur as a result of the late payment.

26.   LIABILITY OF OWNER

      No owner of the Building of which the Premises are a part shall be liable hereunder except for breaches of the Landlord's obligations occurring during the period of such ownership. However, the obligations of the Landlord hereunder shall only be binding upon the Landlord's interest in said Building, but not upon other assets of the Landlord, and no individual partner, agent, trustee, stockholder, officer, director, employee or beneficiary of the Landlord shall be personally liable for performance of the Landlord's obligations hereunder.

27.   INVALIDITY OF PARTICULAR PROVISIONS

      If any term or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

28.   WHEN LEASE BECOMES BINDING

      Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith without the prior approval of the Landlord, which approval shall only occur upon Landlord's agent actual execution and delivery of this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof

29.   CUMULATIVE RIGHTS

      All rights in the Landlord under this Lease are cumulative, and the Landlord's election to exercise a single right shall not waive or abridge Landlord's rights as elsewhere stated in this Lease.

30.   HOLDING OVER

      Tenant recognizes that the Landlord must arrange for a replacement occupant long in advance of the expiration or earlier termination of the Term of this Lease, and incident to consummating a new lease for the Premises hereunder, Landlord may be required to guarantee delivery of possession to the new occupant promptly upon the expiration or earlier termination of this Lease. Accordingly, Tenant specifically agrees to remove all of its goods and effects and to deliver full possession of the Premises to Landlord not later than the date of the expiration or earlier termination hereof in order to avoid substantial, and perhaps irreparable, harm to Landlord. Tenant agrees that Landlord shall have all remedies available at law or in equity for Tenant's failure so to do.

      In addition to all such remedies, Tenant further agrees that any holding over by it which has not been consented to in writing by Landlord shall be treated as a tenancy at sufferance with use and occupancy liability equal to an amount that is two hundred percent (200%) of the highest Quarterly Percentage Rent amount previously paid at anytime during the Term of this Lease (thereafter adjusted to reflect a per diem amount based on a 90 day period), plus all other forms of Rent that had been payable as of the date of the expiration or earlier termination of this Lease, prorated on a daily basis. All Tenant payments for use and occupancy liability shall be to mitigate Landlord's damages, and shall not establish a tenancy by agreement and shall not be considered as rent; notwithstanding, that Tenant may annotate payment checks as "rent" and Landlord may not annotate such checks for use and occupancy only.

31.   NON-SUBROGATION

      Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though extra premiums may result therefrom): Landlord and Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Article shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims.

32.   LATE DELIVERY

      The Landlord shall deliver the Premises to the Tenant on the Lease Commencement Date. It is expressly understood and agreed that if Landlord is unable to deliver possession of the Premises as required hereunder to Tenant on the Lease Commencement Date, or on such other date as may be specified in this Lease, by reason of the holding-over of a prior tenant, Landlord shall have no liability whatsoever to Tenant on account thereof, except that Landlord shall use its best efforts to remove any hold-over tenant. Delivery of the Premises to Tenant shall be deemed to have occurred on the date that the Landlord notifies Tenant in writing that the Premises is vacant and available to Tenant.

      If the Landlord fails to deliver the Premises to Tenant within (60) days from the date Landlord executes and delivers this Lease to the Tenant, then at any time thereafter may terminate this Lease upon written notice to Landlord, provided, that the Landlord has not delivered the Premises to the Tenant prior to the Landlord receiving Tenant's notice of termination.

33.   RECORDING

      Tenant agrees not to record or file the Lease in any place where public records are recorded or filed. In the event that the Lease is recorded or filed by the Tenant or anyone representing the Tenant, Tenant shall be in default hereof and this Lease may become null and void forthwith at the sole option of the Landlord by written notice to the Tenant.

      The parties agree that upon request of the Tenant, and at Tenant's sole cost, a Memorandum of Lease may be executed for recordation but which memorandum shall include the provisions of Article 14 relating to subordination of the Lease, but shall not contain any information concerning Rent.

34.   RIGHTS RESERVED BY LANDLORD

      Landlord shall have the following rights, exercisable without notice to Tenant, without liability for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Percentage Rent or Additional Rent or otherwise:

(a) Without hindrance, to affix, maintain, repair, remove and reinstall on the Building the Landlord's signs and the management signs of Saunders Real Estate Corporation, provided any newly located or newly enlarged signs do not materially impair the Tenant's ability to conduct business at the Premises. To affix, maintain, repair, remove and reinstall any sign of the Tenant or another tenant on the exterior and interior of the Building, except in instances where Tenant has installed a sign in accordance with this Lease and with Landlord's express approval, and where Landlord's intended action would materially impair the Tenant's business at the Premises.

(b) To approve, prior to installation, all signs, window shades, blinds, entrance doors and doorways, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Building. The parties acknowledge that Tenant, subject to obtaining all applicable governmental approvals therefore, and further subject to Landlord's reasonable approval thereof, shall erect and shall thereafter have the obligation to maintain its signage on the exterior of the Building.

(c) To decorate and make repairs, alterations, additions and improvements, whether structural or otherwise, in, to and about the Building and any part thereof, and for such purposes, after reasonable notice to Tenant, to enter the Premises, and during the continuance of any such work, to close temporarily doors, entry ways, common areas in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting Tenant's obligations hereunder, including the obligation to pay Percentage Rent and Additional Rent without setoff or diminution thereof, as long as the Premises remain tenantable without materially and adversely interfering with Tenant's operation of its business in the Premises.

(d) To grant to anyone the exclusive right to conduct any business or render any service in the Building, as long as the Premises remain reasonably accessible, without unreasonably interfering with Tenant's operation of its business in the Premises, and so long as such exclusive right does not prevent Tenant from carrying on any activity otherwise permitted under this Lease.

(e) To alter, relocate, reconfigure and reduce the Common Areas within the Building or located outside the Building, as long as access to and visibility of the Premises are not materially and adversely obstructed.

35.   (Intentionally Deleted)

36.   LEASE CONTINGENCIES

      The rights and obligations of the parties under this Lease shall be contingent upon the next listed Lease Contingency. For each Lease Contingency, if a valid, written Termination Notice is timely received on or before 4:00 p.m. on the Contingency Date, then this Lease shall terminate without further recourse in the parties hereto. If a valid Termination Notice is not timely received by the Contingency Date, then the right to terminate this Lease shall be deemed waived and expired.

      (The Due Diligence Contingency has been intentionally deleted.)

      LIQUOR LICENSE CONTINGENCY. The Tenant shall have until September 30, 2000 (the "Contingency Date" for this contingency only) to receive a liquor license permitting the sale of alcoholic beverages for consumption on the Premises. In the event the Tenant, while at all times exercising due diligence, is unable to acquire a liquor license, then Tenant may terminate this Lease by delivering written notice (Termination Notice) to the Landlord, which Termination Notice to be valid must: (1) reference this contingency and express in reasonable detail why a liquor license was unattainable, and (2) be received by the Landlord on or before the Contingency Date.

      FINANCIAL CONTINGENCY. The Tenant shall have until December 30, 2000 (the "Contingency Date" for this contingency only) to acquire such funds (estimated to be $4.5 Million Dollars) as necessary to meet Tenant's financial obligations as expressed in Article 39. In the event the Tenant is unable to acquire the necessary funding, under terms and conditions acceptable to Tenant in Tenant's sole and absolute judgment, then Tenant may terminate this Lease by delivering written notice (Termination Notice) to the Landlord, which Termination Notice to be valid must: (1) reference this contingency and (2) be received by the Landlord on or before the Contingency Date.

      Notwithstanding any provision in this Lease to the contrary, including without limitation, the Term hereof and the foregoing Contingency Date(s), if the Landlord and another prospective tenant desire to enter into a lease for the Premises, then the Landlord shall provide written notice thereof to the Tenant and the Tenant shall have five (5) days to notify the Landlord in writing that all of the above Lease Contingencies are null and void. If the Tenant fails to timely provide the foregoing written notice, then at the election of the Landlord, by written notice to the Tenant, the Term hereof shall be accelerated and shall end on the date specified in Landlord's written notice.

37.   LANDLORD'S LIEN

37.1 To secure the performance of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a first security interest in and an express contractual lien upon all of Tenant's equipment, furniture, furnishings, appliances, and trade fixtures which now or hereafter are brought upon the Premises by the Tenant, accounts receivable and cash and cash equivalent derived from Tenant's business conducted from the Premises, deposits granted hereunder and the refunds, if any, under this Lease, and all after acquired property, replacements and proceeds thereof, and an assignment of all licenses and permits necessary for the operation and conduct of Tenant's business, as permitted under Article 8 of this Lease, from the Premises. The parties agree that this Lease shall constitute a security agreement for purposes of the Massachusetts Uniform Commercial Code. Landlord is authorized to prepare and file financing statements and other agreements covering the security described above and provided Tenant has not executed such financing statements and other documents evidencing the security interest within ten (10) days of Landlord's request, Tenant hereby irrevocably designates and appoints the Landlord as its attorney-in-fact to execute and file in the name of Tenant any such statements and other documents evidencing the security interest and assignments referred to herein above. Tenant shall execute upon demand any such statements and other documents reasonably requested by Landlord in connection herewith. Failure to so execute such statements and other documents reasonably requested by Landlord shall constitute a default under this Lease. Upon the occurrence and continuation of any default under this Lease and the giving of notice and the expiration of any applicable cure period, any and all of Tenant's obligations to Landlord secured hereby may be immediately foreclosed on by Landlord. In addition to all rights or remedies of Landlord under this Lease and the law, including the right to a judicial foreclosure, Landlord shall have all fights and remedies of a secured party under the Massachusetts Uniform Commercial Code. This security agreement and the security hereby created shall survive the termination of this Lease if such termination results from Tenant's default.

37.2 No Guarantor of this Lease or other third-party securing the full and faithful performance of Tenant's obligations under this Lease may, in any fashion, rely on this Article in providing to Landlord any collateral guaranty, letter of credit or other security. Any failure by the Landlord to perfect or renew the security interest granted by this Article shall not be a defense at law or in equity that is available to the Tenant, or to any Guarantor or other third-party securing the full and faithful performance of Tenant's obligations under this Lease; all such defenses are hereby expressly waived.

37.3 If requested by the Tenant, Landlord shall subordinate its lien to Tenant's lender, provided, any and all rights and security interest held or asserted by Tenant's lender shall at all times be subject to the following: no auctions or public inspections shall take place on the Premises, and the lender shall promptly remove from the Premises all property of the Tenant that lender claims a security interest in.

38.   TENANT'S FINANCIAL CONDITION

      Tenant warrants and represents that all information provided to Landlord or Landlord's representatives in connection with this Lease are true and correct and in respect of the financial condition of Tenant and Guarantor, properly reflect the same without material adverse change, as of the date hereof, and Tenant acknowledges that the Landlord has relied upon said information in entering into this Lease. Tenant shall deliver to Landlord on a yearly basis within (180) days of the end of the Tenant's fiscal year, at Tenant's sole cost and expense, the then current, audited financial statements of Tenant and Guarantor (if audited statements have been recently prepared on behalf of Tenant and Guarantor), or otherwise comprised of the financial information made available for distribution to shareholders of Tenant and/or Guarantor or to the Securities and Exchange Commission.

39.   TENANT'S WORK

39.1  General

      A material requirement of this Lease is that the Tenant shall make certain improvements to the Premises before the Rent Commencement Date that will:
      (1) result in a high-end restaurant that has the quality and interior finish and appearance no less in scope and quality than the Smith & Wollensky restaurant presently located at 49th Street and 3rd Avenue, New York City, NY, (2) include altering all utilities serving the Premises so that all utility systems (being electrical, natural gas, heating, ventilation, air conditioning and water and sewer equipment, wires, piping, ducts, meters and the like) are located within the Premises, with connections to the public utility companies running directly from the point where the public utility is located in the public way or street, to the

      Premises, thereby serving only the Premises, separate from the Building's utility systems, with separate meters to measure usage, (3) include a grease trap in the sewer equipment installation, and (4) include the installation of an interior demising wall separating all levels of the Premises from the so-called Armory Drill Hall and its basement (collectively hereinafter, "Tenant's Work"). All Tenant's Work shall merge with and become part of the realty and Landlord's property upon completion except for removable trade fixtures.

      The provisions of Article 12 shall also apply to this Article.

      The Tenant shall make no alteration, change or improvement to the exterior of the Building without the Landlord's prior written consent, which consent may be withheld in the Landlord's absolute discretion, except that the Landlord shall not unreasonably withhold or delay its consent as to the Tenant's reasonable exterior signage.

39.2  (Intentionally deleted.)

39.3  Landlord's Contribution To The Cost Of Tenant's Work.

      The Landlord agrees that it shall contribute to the direct costs actually paid by Tenant for Tenant's Work, as such direct costs are defined and measured by Tenant's actual third-party contract payments, but excluding "soft costs" (hereinafter, "Landlord's Contribution"). As used herein, soft costs shall include governmental permit fees, architect and engineering costs or fees including plans and specifications, and the cost for furniture, removable trade fixtures. Landlord's Contribution shall be made pursuant to the reimbursement schedule expressed below, and only after Tenant provides reasonable verification of the Tenant's direct costs as actually paid to complete Tenant's Work, but in no event shall Landlord's Contribution ever exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), (hereinafter, the "Landlord's Maximum Contribution"). Tenant shall establish the direct cost actually paid by Tenant by delivering to Landlord a copy of the applicable contract (and any amendments), reasonable evidence of Tenant's payment(s), and by delivering to Landlord any other additional evidence that may be reasonably requested by the Landlord.

      Reimbursement Schedule

      o Tenant shall pay the first $1,000,000.00 in third party contract payments; then
      o Landlord shall reimburse the Tenant for the next $500,000.00 Tenant has paid in third party contract payments; then
      o Tenant shall pay the next $l,000,000.00 in third party contract payments; then
      o Landlord shall reimburse the Tenant for the next $500,000.00 Tenant has paid in third party contract payments; then
      o After Tenant has expended $3,000,000.00 in third party contract payments, and the Landlord has reimbursed Tenant $1,000,000.00 of the $3,000,000.00 expended pursuant to this Reimbursement Schedule, then the Landlord shall reimburse Tenant the amount that equals thirty-five percent (35%) of the amount Tenant has paid in third party contract payments that is above $3,000,000.00, until the Landlord's Maximum Contribution is achieved.

39.4  Plans and Specifications

      The nature of Tenant's Work to be constructed including changes thereto, the general construction contract, the insurance to be carried by the Tenant, its contractors and subcontractors, the plans (as stamped by an architect duly licensed in the Commonwealth of Massachusetts) and specifications with respect thereto, and the scheduling of such work, shall all be subject to the written approval of Landlord pursuant to
      Article 12 hereof, which approval shall not be unreasonably withheld or delayed. All of Tenant's Work shall be done in a first-class manner using new or antique materials and shall include all work necessary to cause the Premises to be in compliance with the state and local building and fire prevention codes. Landlord shall not be deemed unreasonable in not approving matters relating to the Tenant's Work which, in its reasonable judgment, would cause an unnecessary increase in the cost of operation, maintenance or insurance for the Building, or which would conflict with the design or function of the Building.

      The interior of the Premises contains significant millwork, built-in cabinetry and specialty fixtures. The Tenant's plans and specifications shall specifically identify what existing millwork, cabinetry and fixtures Tenant desires to remove as part of Tenant's Work. All existing millwork, cabinetry and fixtures removed by Tenant shall be removed in a manner least destructive, and such items shall remain Landlord's property and shall be stored by Tenant in the basement of the Premises.

40.   GUARANTY

      As an inducement to the Landlord entering this Lease, Smith & Wollensky Restaurant Group, Inc., (formerly named the New York Restaurant Group) a corporation organized pursuant to the laws of Delaware, and having a principal place of business at 1114 First Avenue, New York, NY 10021 (hereinafter, the "Guarantor"), shall deliver to Landlord simultaneously with the Tenant's execution of this Lease, a duly executed, binding, written guaranty in the form attached hereto as Exhibit B. The Guarantor shall also deliver with the guaranty evidence of due authority and execution of said guarantee by Guarantor as the Landlord may reasonably request.

41.   GOVERNING LAW

      This Lease may be executed in any number of counterpart copies, each of which counterpart copy shall be deemed an original for all purposes. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of

      Massachusetts as the same may from time to time exist. Furthermore, Tenant agrees that all actions or proceedings arising directly or indirectly from this Lease shall be litigated or conducted only in courts situated within the Commonwealth of Massachusetts, and Tenant hereby consents to the jurisdiction of any local, State or Federal Court located within the Commonwealth of Massachusetts.

42.   DUE EXECUTION AND AUTHORITY

      The persons executing this Lease on behalf of Tenant and Landlord, by so executing, do hereby represent and warrant to each other that each person is duly authorized and empowered to execute and deliver this Lease, that all formalities required by the organizational instruments applicable to the Tenant and Landlord, as the case may be, have been fully satisfied and are consistent with the execution and delivery of this Lease, and in all respects, upon execution and delivery of this Lease by both Tenant and Landlord, such persons do further represent and warrant to each other that this Lease is a binding obligation of the party said person has acted on behalf of.

      Without adversely impacting the foregoing representations and warranties, the Tenant shall deliver to the Landlord, on or before executing this Lease, copies of such corporate resolutions or other instruments reflecting due execution and authority as the Landlord may reasonably request.

43.   COMMENCEMENT DATE CERTIFICATE

      At the request of either party from time to time made, the other party shall execute one or more memoranda or letters stating the Commencement Date and termination date of this Lease.

44.   RIGHTS UPON LEASE EXECUTION

      Notwithstanding the fact that the Term will commence at a date subsequent to the execution of this Lease by Landlord and Tenant, such parties intend that each shall have vested rights immediately upon the signing of this Lease and that this Lease shall be fully binding and in full force and effect from and after execution and delivery of the Lease.

45.   COUNSEL FEES

      In any action or proceeding to enforce any provision hereof which proceeds to final judgement in a court of law, the prevailing party shall be entitled to reasonable attorney's fees.

46.   LANDLORD-TENANT RELATION

      The relation created by this Lease is that of landlord and tenant. Neither the provisions for Percentage Rent nor any other provision of this Lease shall be construed in such a way as to constitute Landlord and Tenant joint venturers or co-partners or to make Tenant the agent of Landlord or to make Landlord liable for the debts of Tenant.

47.   QUIET ENJOYMENT

      Landlord covenants that Tenant, on paying all Rent and performing all the covenants and obligations of this Lease on its part to be performed, shall and may peaceably have, hold and enjoy the Premises for the Term.

48.   (Intentionally Deleted)

49.   TERMINOLOGY AND MISCELLANEOUS

(a) With respect to terminology in this Lease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Lease, but such other provisions shall continue in full force and effect.

(b) The titles of the Sections, Articles and Paragraphs in this Lease shall have no effect and shall neither limit nor amplify the provisions of the Lease itself

(c) The words "hereof," "herein," "hereunder," "hereinafter" and the like refer to this entire lease, not just to the specific Article, Section or Paragraph in which such words appear.

(d) Whenever this Lease provides that either party shall be entitled to recover fees, costs or expenses from the other, and the amount thereof or method of calculating is not specifically stated, then such fees, costs or expenses shall be reasonable in nature.

(Signature page follows)

WITNESS the execution hereof dated as of April 6, 2000, under seal as a sealed instrument.

THE LANDLORD AND TENANT, BY SIGNING BELOW, HEREBY ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTOOD AND KNOWINGLY AGREED TO THE TERMS AND CONDITIONS OF THIS LEASE AS SPECIFICALLY SET FORTH IN EACH OF THE FOREGOING ARTICLES AND SEQUENTIALLY NUMBERED PAGES OF THIS LEASE

                LANDLORD:

                SAUNSTAR OPERATING CO., LLC
                Acting By and Through Its Agent Saunders Real Estate
                Corporation,


                By: /s/ Donald L. Saunders
                    ------------------------------
                Name: DONALD L. SAUNDERS
                Title: Chmn, Pres. & CEO
                Hereunto duly authorized

TENANT:


By:                                     By: /s/ James Dunn
   ------------------------                ------------------------
   Name:                                   Name: JAMES DUNN
   Title:                                  Title: PRESIDENT
   Hereunto duly authorized                Hereunto duly authorized

                                 ACKNOWLEDGMENT

State of New York,                      County of New York, ss.

On this 12 day of May, 2000, before me personally appeared James Dunn and to me known to be the person(s) described herein and who executed the foregoing instrument and acknowledged that he/she/they executed the same as his/her/their free act and deed and the free act and deed of said Tenant


                                   /s/ Mark K. Levine         (Seal)
                                   ---------------------------
                                   Notary Public:
                                   My Commission Expires:

                                                MARK K. LEVINE
                                       Notary Public, State of New York
                                                No. 44-4805577
                                         Qualified in Rockland County
                                     My Commission Expires Jan. 31, 2001

WITNESS the execution hereof dated as of April 6, 2000, under seal as a sealed instrument.

THE LANDLORD AND TENANT, BY SIGNING BELOW, HEREBY ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTOOD AND KNOWINGLY AGREED TO THE TERMS AND CONDITIONS OF THIS LEASE AS SPECIFICALLY SET FORTH IN EACH OF THE FOREGOING ARTICLES AND SEQUENTIALLY NUMBERED PAGES OF THIS LEASE

                LANDLORD:

                SAUNSTAR OPERATING CO., LLC
                Acting By and Through Its Agent Saunders Real Estate
                Corporation,


                By:
                   ------------------------------
                   Name:
                   Title:
                   Hereunto duly authorized

TENANT:


By:                                     By: /s/ Mark Levine
   ------------------------                ------------------------
   Name:                                   Name: Mark Levine
   Title:                                  Title: Treasurer of its sole member,
                                                  The Smith & Wollensky
                                                  Restaurant Group, Inc., a
                                                  Delaware Corporation
Hereunto duly authorized                  Hereunto duly authorized

                                 ACKNOWLEDGMENT

State of NY,                            County of NY, ss.

On this 11 day of Sept, 2000, before me personally appeared Mark Levine, to me known to be the person(s) described herein and who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed as treasurer of The Smith & Wollensky Restaurant Group, Inc., the sole member of the Tenant.


                                   /s/ Paul Vigliarolo        (Seal)
                                   ---------------------------
                                   Notary Public:
                                   My Commission Expires:

                                                    PAUL VIGLIAROLO
                                            Notary Public, State of New York
                                           No. 24-4746883 Qual. in Kings Co.
                                           Commission Expires March 30, 2002

                                    EXHIBIT A

                                 [MAP OMITTED]

                                    EXHIBIT B
                               GUARANTEE OF LEASE

      In consideration for executing and delivering a certain lease ("Lease"), as executed by and between SAUNDERS REAL ESTATE CORPORATION as agent for SAUNSTAR OPERATING CO., LLC, a Delaware limited liability company, with said agent's principal place of business at 20 Park Plaza, 7th Floor, Boston, MA 02116-4399 (hereinafter, the "Landlord", which term shall always include Landlord's successors and assigns), and the S & W OF BOSTON LLC, a Massachusetts limited liability company (hereinafter, the "Tenant", which term shall always include Tenant's successors and assigns), where said Lease is dated as of April 6, 2000 and demises certain Premises defined therein as the Armory Headhouse, and located in a building known as the Corps of Cadets Armory and Castle, located at 101 Arlington Street, Boston, Massachusetts 02116,

AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged,

the undersigned guarantor, The Smith & Wollensky Restaurant Group, Inc., a corporation organized pursuant to the laws of Delaware and having a principal place of business at 1114 First Avenue, New York, NY 10021 (hereinafter, the "Guarantor", which term shall always include Guarantor's successors and assigns), hereby duly executes and delivers to Landlord this Guarantee of Lease dated as of the below stated date. ("Guarantee").

1.    Guaranteed Obligations.

      The Guarantor hereby unconditionally and irrevocably guarantees to Landlord (and hereby becomes surety to Landlord) the due, punctual, full and complete performance and payment of all the Tenant's obligations, liabilities, covenants and duties, of every kind and nature, that arise under or through the Lease (collectively hereinafter, "Liabilities"). The Guarantor further covenants to Landlord to duly, punctually, and fully pay and otherwise perform and satisfy all said Liabilities within 30 days of receiving Landlord's written demand, and to indemnify and hold harmless the Landlord from all costs and damages that Landlord may hereinafter incur in enforcing its rights under this Guarantee, including without limitation, reasonable attorney fees.

2.    Guarantee Unconditional.

      The obligations of the Guarantor hereunder are continuing, irrevocable, absolute and unconditional, irrespective of any circumstances whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by the following:

      (a) any amendment, modification or supplement to the Lease, or any assignment of the Lease or subletting of the demised Premises by the Tenant;

      (b) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect to the Guarantee or Lease (even if any such right, remedy, power or privilege shall be lost thereby), or any waiver, consent, indulgence or other action or inaction in respect thereof;

      (c) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Tenant, and any voluntary or involuntary liquidation, dissolution or sale of all or substantially all of the property of Tenant, or any marshaling of assets and liabilities, or other similar proceeding affecting Tenant or any of its assets;

      (d) any failure to perfect or continue perfection of; or any release or waiver of, any security interest given by Tenant or by any other party to Landlord as security for the Liabilities, including without limitation, letters of credit or security interests given in any property of Tenant;

      (e) any extension of time for payment or performance of any of the Liabilities;

      (f) the genuineness, validity or enforceability of the Lease;

      (g) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the Tenant in any bankruptcy or other legal proceeding;

      (h) any sale or other transfer by the Landlord of the real property or any part thereof which includes the Premises demised by the Lease, or any foreclosure by a lender pursuant to a mortgage on said real property;

      (i) any other circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety.

      (j) Landlord may, from time to time, without notice to Guarantor and without affecting, diminishing or releasing the liability of Guarantor:
      (1) retain or obtain a security interest in any property of Tenant or third party to secure any of the Liabilities or any obligation hereunder,
      (2) retain or obtain the primary or secondary liability of any party or parties, in addition to Guarantor, with respect to any of the Liabilities,
      (3) extend or renew for any period which does not extend beyond the renewal periods set forth in the Lease, alter or exchange any of the Liabilities, (4) release or compromise liability of any of the parties primarily or secondarily liable on any of the Liabilities, (5) release its security interest, if any, in all or any property securing any of the Liabilities or any obligation hereunder and permit any substitution or exchange for any such property, (6) resort to Guarantor for payment of any Liability, or any portion thereof; whether or not Landlord shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any party primarily or secondarily liable on any of the Liabilities, and (7) alter, extend, change, modify, release or cancel any covenant, agreement or provision contained in the Lease.

      The obligations of Guarantor hereunder are independent of the obligations of Tenant, and separate actions for payment, damages or performance may be brought and prosecuted against Guarantor whether or not an action is brought against Tenant or the security for Tenant's obligations, and whether or not Tenant is joined in any such actions, and whether or not notice is given or demand is made upon Tenant. Any amount received by Landlord from whatever source and applied by it toward the payment of the Liabilities shall be applied in such order of application as Landlord may from time to time elect.

      Landlord may, without notice of any kind, sell, assign or transfer all or any of the Liabilities, and in such event each and every successive assignee, transferee, or holder of all or any of the Liabilities, shall have the right to enforce this Guarantee, by suit or otherwise for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits. Landlord shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guarantee for the benefit of Landlord, as to so much of the Liabilities as it has not sold, assigned, or transferred.

      The Landlord shall not be required to produce the original of this Guarantee in order to enforce its provisions.

3.    Waiver.

      Guarantor hereby waives: (a) notice of the acceptance of this Guarantee,
(b) notice of the existence or creation of the Lease or all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notice of whatever kind and nature, and (d) all diligence on the part of Landlord in collection or protection of; or realization upon, any security for any of the Liabilities or in enforcing any remedy available to it under the Lease.

      Guarantor hereby waives and releases all rights of subrogation, setoff, contribution and indemnity against Landlord, and any right to enforce any remedy which Landlord now has or may hereafter have against Tenant, and waives any benefit of any right to participate in any security now or hereafter held by Landlord. Guarantor expressly waives and relinquishes any and all rights and remedies of surety. Until each and every one of the covenants and agreements of this Guarantee are fully performed, Guarantor's obligations shall not be released, in whole or in part, by any action or thing which might, but for the provisions of this Guarantee, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Landlord or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Landlord, whether or not such action or failure to act varies or increases the risk of; or affects the rights or remedies of Guarantor or by reason of any further dealings between Tenant, Landlord or any other guarantor. Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers or any of them; it being the purpose and intent of the parties hereto that the covenants, agreements and all obligations hereunder are absolute, unconditional and irrevocable.

      No delay or failure on the part of Landlord in the exercise of any right or remedy under the Lease or the Guarantee shall operate as a waiver thereof, and no single or partial exercise by Landlord of any such right or remedy shall preclude the complete exercise thereof or of other rights or remedies. No action or inaction of Landlord permitted hereunder shall in any way impair or affect this Guarantee.

4.    Notices.

      Any notice, demand or request by Landlord, its successors or assigns, to Guarantor shall be in writing, and shall be deemed to have been duly given or made if either delivered personally to Guarantor, or if mailed by certified or registered U.S. Mail, or if sent by a nationally recognized overnight carrier such as Federal Express, and addressed to:

      If to the Guarantor, at the address stated on page 1 hereof

      If to the Landlord, at the following address: SaunStar Operating Co., LLC, c/o Saunders Real Estate Corporation, 20 Park Plaza, 7th Floor, Boston, MA 02116-4399, Attn: President's Office, with a copy to: Joel A. Kozol, Esq. Friedman & Atherton, 53 State Street, Boston, MA 02109.

      Either party may by written notice to the other party amend their address as stated above.

5.    Assignment.

      Landlord shall be entitled to assign this Guarantee and all of its rights, privileges, interests, and remedies hereunder, in connection with the assignment of the Lease, to any other person, firm, entity, bank or corporation whatsoever without notice to or consent by Guarantor, and such assignee shall be entitled to the benefits of this Guarantee and to exercise all such rights, interests and remedies as fully as Landlord. This Guarantee shall inure to the benefit of Landlord, its successors and assigns, and shall bind Guarantor jointly and severally, together with its heirs, representatives, successors and assigns. If more than one party shall execute this Guarantee, the term "Guarantor" shall mean all parties executing this Guarantee, and all such parties shall be jointly and severally obligated hereunder.

6.    Jurisdiction.

      This Guarantee shall be construed as a sealed instrument executed under seal in accordance with the laws of the Commonwealth of Massachusetts, and such laws shall govern the interpretation, construction and enforcement hereof. Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

      Guarantor hereby (a) submits to the nonexclusive jurisdiction of the courts of the Commonwealth of Massachusetts for the purposes of all legal proceedings arising out of or relating to this Guarantee; and (b) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue of any such proceeding brought in such court and to any claim of inconvenient forum. Notwithstanding the foregoing, nothing herein shall limit the right of Landlord at its sole and exclusive election to bring proceedings against Guarantor in the federal courts or in the courts of any other jurisdiction.

7.    Representations and Warranties.

      Guarantor represents and acknowledges that the making of the Lease will be of direct interest, benefit and advantage to Guarantor, and that, without the execution and delivery of this Guarantee, Landlord would not have agreed to enter into said Lease.

      The Guarantor hereby represents and warrants to Landlord that this Guarantee has been executed by a person duly authorized to bind and adhere the Guarantor hereto, that all required corporate formalities have been complied with to authorize the due execution and delivery of this Guarantee, and upon delivery to the Landlord of this executed Guarantee by the Guarantor, the Guarantee shall be a binding obligation of the Guarantor fully enforceable in accordance with its terms.

      This Guarantee is hereby signed, sealed and delivered dated as of the dated executed below.

                        GUARANTOR


                        /s/ James Dunn                  5/12/00
                        --------------------------      -----------
                        Print Name: JAMES DUNN          Date
                        Title: PRESIDENT
                        Hereby duly authorized

(Acknowledgment & Certificate follows)

                                 ACKNOWLEDGEMENT

State of New York,                      County of New York, ss.

On this 12th day of May, 1999, before me personally appeared James Dunn, known to me to be the person described herein and who executed the foregoing Guarantee and acknowledged that he/she executed same as their free act and deed on behalf of said Guarantor.


                                        /s/ Mark K. Levine         (Seal)
                                        ---------------------------
                                        Notary Public:
                                        My Commission Expires:

                                                        MARK K. LEVINE
                                               Notary Public, State of New York
                                                        No. 44-4805577
                                                 Qualified in Rockland County
                                             My Commission Expires Jan. 31, 2001

CERTIFICATE OF DUE EXECUTION

I, the undersigned officer of (insert Guarantor's Name) THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. do hereby certify that the foregoing individual is the (insert title) PRESIDENT of (insert Guarantor's Name) THE SMITH & WOLLENSKY RESTAURANT GROUP, INC. and his/her signature appears on this instrument and that in all respects, this instrument has been duly executed by a duly authorized and empowered officer of (insert Guarantor's Name) THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.


By: /s/ James Dunn                              5/12/00
   --------------------------                   ------------
   Print Name: James Dunn                       Date
   Title: PRESIDENT

                                                                        ORIGINAL

                                AMENDMENT NO. 1

      This instrument is dated as of December 14, 2000, and amends a certain lease dated April 6, 2000 ("Lease"), between SAUNSTAR OPERATING CO., LLC ("Landlord"), acting by and through its sole agent, Saunders Real Estate Corporation, and S&W OF BOSTON, LLC ("Tenant"), for demised Premises defined therein and located in the Armory Headhouse, being a portion of the building commonly known as the Corps of Cadets Armory and Castle, 101 Arlington Street, Boston, MA. Unless a specific definition is provided herein, all capitalized words and phrases shall have the same meaning as in the Lease.

For good and valuable consideration the parties hereby amend the Lease as follows:

1. Tenant's termination notice dated December 8, 2000, issued pursuant to the Financial Contingency in Article 36, is hereby revoked.

2. Referencing the Financial Contingency in Article 36, the date of December 30, 2000 is deleted, and the date of March 30, 2001 is substituted therefor.

3. All other terms and conditions of the Lease remain unchanged. The Lease is in full force and effect.

HEREBY executed as of the above-stated date.

SAUNSTAR OPERATING CO., LLC                     S&W OF BOSTON, LLC
acting through its agent,
Saunders Real Estate Corporation


By: /s/ Donald Saunders                 By: /s/ James Dunn
   --------------------------               ----------------------------
   Name: DONALD SAUNDERS
   Title: Chmn, Pres & CEO                  James Dunn, acting as
                                            President of The Smith & Wollensky
                                            Restaurant Group, Inc., the sole
                                            member of the member-managed S&W of
                                            Boston, LLC. Duly authorized.

                                 AMENDMENT NO. 2


     This instrument is dated as of March 13, 2001, and amends a certain lease dated April 6, 2000, ("LEASE"), between SAUNSTAR OPERATING CO., LLC ("LANDLORD"), acting by and through its sole agent, Saunders Real Estate Corporation, and S&W OF BOSTON, LLC ("TENANT"), for demised Premises defined therein and located in the Armory Headhouse, being a portion of the building commonly known as the Corps of Cadets Armory and Castle, 101 Arlington Street, Boston, MA. Unless a specific definition is provided herein, all capitalized words and phrases shall have the same meaning as in the Lease.

For good and valuable consideration the parties hereby amend the Lease as follows:

1. Referencing the Financial Contingency in Article 36, the date of December 30, 2000, as amended to March 30, 2001 by Amendment No. 1, is further amended and changed to May 31, 2001.

2. All other terms and conditions of the Lease remain unchanged. The Lease is in full force and effect.

HEREBY executed as of the above-stated date.

SAUNSTAR OPERATING CO., LLC                 S&W OF BOSTON, LLC
acting through its agent,
Saunders Real Estate Corporation


By:  /s/ Donald L. Saunders              By: /s/ James Dunn
     -----------------------------           -----------------------
     Name:  Donald L. Saunders               James Dunn
     Title: CHMN, PRES. & CEO                Acting in his capacity as
     Duly authorized  3-22-01                President of The Smith &
                                             Wollensky Restaurant
                                             Group, Inc., the sole
                                             member of the member-
                                             managed S&W of Boston,
                                             LLC. Duly authorized.